EXHIBIT 99.1

PHILLIP MERRICK
McLean, Virginia

October 1, 2004

By Hand Delivery

Mr. Douglas W. McNitt
Corporate Secretary
webMethods, Inc.
3930 Pender Drive
Fairfax, Virginia 22030

Dear Doug:

     Due to health reasons, I hereby tender my resignation as the Chairman and Chief Executive Officer and as a member of the Board of Directors of webMethods, Inc., a Delaware corporation (the “Company”). My resignation will be effective at Midnight on October 2, 2004 (the “Effective Date”). This letter will also constitute my resignation as of the Effective Date for all positions that I hold at the subsidiaries of the Company listed on Annex I to this letter.

     Thank you for your assistance in this matter.

Sincerely,

/S/ PHILLIP MERRICK

Phillip Merrick

Entity	Position

webMethods West, Inc.	Director, President and Chief Executive Officer

Door Acquisition, Inc.	Director, President and Chief Executive Officer

Intelliframe Corporation	Director, President and Chief Executive Officer

The Dante Group, Inc.	Director, President and Chief Executive Officer

Alier, Inc.	Director, President and Chief Executive Officer

Translink Software, Inc.	Director, President and Chief Executive Officer

webMethods Worldwide, Inc.	Director, President and Chief Executive Officer

webMethods Canada Corporation	President

webMethods Software Development (Beijing) Co. Ltd.	Director, Chairman of the Board

webMethods K.K.	Director